CONSENT OF INDEPENDENT AUDITORS
American Mutual Fund, Inc.:

We consent to (a) the use in this Post-Effective Amendment No. 101 to Registration Statement No. 2-10607 on Form N-1A of our report dated
November 22, 1995 appearing in the Financial Statements, which are included in Part B, the Statement of Additional Information of such Registration Statement,
(b) the reference to us under the heading "General Information" in such Statement of Additional Information, and (c) the reference to us under the heading "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.

DELOITTE & TOUCHE llp

December 26, 1995